Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015, with respect to the consolidated financial statements of Sunoco LP (not presented separately herein), incorporated by reference in Amendment No. 2 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Sunoco Logistics Partners, L.P. for the registration of its common units representing limited partner interests.

/s/ Ernst & Young LLP

Houston, Texas

February 16, 2017